SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JULY 28, 2004


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                               0-13368 37-1103704
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


       (217) 234-7454 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on July 28, 2004, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of June 30, 2004.



Item 7.   Financial Statements and Exhibits

         (c) Exhibits

         Exhibit 99 - Quarterly shareholder report issued June 30, 2004

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: July 28, 2004                    By: /s/  William S. Rowland

                                            William S. Rowland
                                            President and Chief
                                            Executive Officer

EXHIBIT INDEX

Exhibit
Number          Description
--------------------------------------------------------------------------------
    99          Quarterly shareholder report issued July 28, 2004

 Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]

The financial performance of First Mid-Illinois Bancshares, Inc. was solid during the first six months of 2004 with diluted earnings per share increasing to $1.03 as compared to $.93 during the same period in 2003. Net income increased to $4,752,000 for the first half of 2004 as compared to $4,484,000 for the first half of 2003. As a result of the improved performance, the Board of Directors elected to increase the dividend to $.21 per share for the first half of 2004 from $.17 for the first half of 2003. The Board also declared a three-for-two stock split in the form of a 50 percent stock dividend. This stock dividend was declared on June 22, 2004 and was paid on July 16, 2004 to all shareholders of record as of July 6, 2004. As a result of this stock dividend, all share and per share information for current and prior periods presented in this report have been adjusted to reflect the stock split. This is our third stock split since 1997 and is reflective of our long-term commitment to shareholder value.

Higher net interest income was the primary factor in 2004 earnings growth. Net interest income before provision for loan losses was $14,074,000 for the first six months of 2004 as compared to $13,105,000 for the same period in 2003, an increase of $969,000. Growth in net average earning assets and an increase in margin contributed to the increase in net interest income. Loan balances increased $23 million in 2004 with growth in commercial real estate and operating loans. Deposit balances also increased by $15.5 million. Net interest margin for the first six months of 2004 increased to 3.89% on a tax equivalent basis from 3.77% for the first six months of 2003 as a result of the loan growth and lower funding costs.

Our provision for loan losses amounted to $375,000 for the first six months of 2004 as compared to $500,000 during the same period last year. The reduced provision is primarily due to a decline in the level of non-performing loans. Non-performing loans on June 30, 2004 were $2,205,000 as compared to $5,678,000 on June 30, 2003. Net charge-offs were $296,000 for the first six months of 2004 as compared with $101,000 for the same period last year

Non-interest income for the first half of 2004 was $5,841,000 compared to $6,270,000 for the same period last year. Mortgage refinance activity has slowed considerably in 2004 and mortgage banking revenue declined to $246,000 for the first half of 2004 compared to $939,000 for the same period last year. Increases in trust and brokerage fees have partially offset these declines. Trust revenues have increased from $945,000 for the first six months of 2003 to $1,162,000 for the first six months of 2004. The increase in revenues is the result of improvement in equity prices and growth in new business. Trust assets increased from $330 million on June 30, 2003 to $351 million on June 30, 2004.

Non-interest expenses increased by $333,000 compared to the first half of 2003 as a result of increased costs for salaries and benefits, marketing costs for deposit promotions, and professional fees incurred in implementing the requirements of the Sarbanes-Oxley Act of 2002. First Mid has undertaken a comprehensive review of all aspects of our corporate governance policies and procedures.

Our improved financial performance and the shareholder value we have created is a result of an on-going commitment by management and the Board of Directors to improve the underlying fundamentals of our business. During the second quarter of 2004, we made a number of changes to our retail deposit products to ensure that this phase of our operations meets customer expectations and that our products are competitive in the marketplace. We began advertising our new retail products late in the second quarter and results to date have been encouraging. We also employed a full-time business development officer, Mr. Chris Kirk, to serve our market in the metro-east area of St. Louis. This area has a great deal of growth potential and in the three years since we have entered the market, we have done quite well.

Thank you for your continued support and confidence in First Mid-Illinois Bancshares, Inc.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

July 28, 2004




                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454

                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)         June 30,    December 31,
--------------------------------------------------------------------------------
                                                            2004           2003
Assets
Cash and due from banks                                  $18,726        $20,659
Federal funds sold and other interest-bearing deposits       902          4,290
Investment securities:
 Available-for-sale, at fair value                       167,357        176,481
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,604 and $1,687 at June 30, 2004
  and December 31, 2003,  respectively)                    1,567          1,677
Loans                                                    576,041        552,824
Less allowance for loan losses                            (4,505)        (4,426)
--------------------------------------------------------------------------------
  Net loans                                              571,536        548,398
Premises and equipment, net                               15,797         16,059
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     3,646          3,969
Other assets                                              13,310         13,078
--------------------------------------------------------------------------------
  Total assets                                          $801,875       $793,645
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $78,901        $94,723
  Interest bearing                                       551,617        520,269
--------------------------------------------------------------------------------
    Total deposits                                       630,518        614,992
Repurchase agreements with customers                      52,582         59,875
Junior subordinated debentures                            10,310              -
Other borrowings                                          36,200         39,925
Other liabilities                                          6,825          8,258
--------------------------------------------------------------------------------
  Total liabilities                                      736,435        723,050
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   6,000,000 shares; issued 3,694,040 shares in
   2004 and 3,667,887 shares in 2003)                     14,821         14,672
Additional paid-in capital                                17,400         15,960
Retained earnings                                         56,745         52,942
Deferred compensation                                      2,064          1,881
Accumulated other comprehensive income                        60          1,581
Treasury stock at cost, 710,437 shares in 2004
   and 534,619 shares in 2003                            (25,650)       (16,441)
--------------------------------------------------------------------------------
  Total stockholders' equity                              65,440         70,595
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $801,875       $793,645
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the six month period ended June 30,                         2004       2003
Interest income:
Interest and fees on loans                                   $16,371    $16,083
Interest on investment securities                              3,060      3,175
Interest on federal funds sold and other                          57        191
--------------------------------------------------------------------------------
    Total interest income                                     19,488     19,449
Interest expense:
Interest on deposits                                           4,294      5,269
Interest on repurchase agreements with customers                 134        132
Interest on subordinated debt                                    140          -
Interest on other borrowings                                     846        943
--------------------------------------------------------------------------------
    Total interest expense                                     5,414      6,344
--------------------------------------------------------------------------------
Net interest income                                           14,074     13,105
Provision for loan losses                                        375        500
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           13,699     12,605
Non-interest income:
Trust revenues                                                 1,162        945
Brokerage commissions                                            227        124
Insurance commissions                                            776        778
Service charges                                                2,317      2,138
Securities gains, net                                             92        370
Mortgage banking revenues                                        246        939
Other                                                          1,021        976
--------------------------------------------------------------------------------
  Total non-interest income                                    5,841      6,270
Non-interest expense:
Salaries and employee benefits                                 6,709      6,560
Net occupancy and equipment expense                            2,159      2,123
Amortization of intangible assets                                323        365
Other                                                          3,213      3,023
--------------------------------------------------------------------------------
  Total non-interest expense                                  12,404     12,071
--------------------------------------------------------------------------------
Income before income taxes                                     7,136      6,804
Income taxes                                                   2,384      2,320
--------------------------------------------------------------------------------
Net income                                                    $4,752     $4,484
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the six month period ended June 30,                         2004       2003
Basic earnings per share                                       $1.05      $0.94
Diluted earnings per share                                     $1.03      $0.93
Book value per share                                          $14.63     $14.72
Market price of stock                                         $33.33     $22.00

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the six month period ended June 30,                         2004       2003
Balance at beginning of year                                 $70,595    $66,807
Net income                                                     4,752      4,484
Dividends on stock                                              (949)      (791)
Issuance of stock                                              1,589      1,375
Purchase of treasury stock                                    (9,026)    (2,075)
Changes in accumulated other comprehensive
   income (loss)                                              (1,521)       193
--------------------------------------------------------------------------------
Balance at end of year                                       $65,440    $69,993
================================================================================